UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 30, 2012

Lenco Mobile Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53830	75-3111137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2025 First Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 467-5342

100 South King Street, Seattle, Washington
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 16, 2012, Lenco Mobile Inc. (the "Company") filed a Form 12b-25 with the Securities and Exchange Commission (the "SEC") disclosing that it was unable to timely file with the SEC its annual report on Form 10-K for the year ended December 31, 2011 (the "Form 10-K"), and that it anticipated it would be able to file its Form 10-K within the prescribed fifteen-day period under Rule 12b-25.  The Company requires additional time due to delays primarily resulting from its recent acquisition and integration of iLoop Mobile, Inc., certain managerial changes, including the appointment of a new Chief Executive Officer and Chief Financial Officer, as reported on the Company's Forms 8-K filed with the SEC on December 30, 2011 and March 1, 2012, respectively, the relocation of the Company's headquarters from Santa Barbara, California to Seattle, Washington and a change in the Company’s independent registered public accounting firm on February 28, 2012.  As a result of the foregoing matters, which are discussed in further detail in the Form 12b-25, the Company will not be able to file its Form 10-K within the prescribed fifteen-day period.  The Company is working diligently on this matter and intends to file its Form 10-K as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lenco Mobile Inc.

Dated: March 30, 2012	By:	/s/ Chris Dukelow
Chris Dukelow
Chief Financial Officer